SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 13, 2010

CHINA PHARMAHUB CORP.

(Exact name or registrant as specified in its charter)

WORLD WIDE RELICS, INC.

(Former name of registrant, as provided on last report)

Nevada	333-159028	20-2208821
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

20955 Pathfinder Road, Suite 100
Diamond Bar, California 91765

 (Address of Principal Executive Offices, Including Zip Code)

(909) 843-6388

 (Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Merger Agreement

World Wide Relics, Inc., (“WWR”) on August 13, 2010, announced that it has closed with respect to a Merger Agreement dated as of July 28, 2010 (the “Agreement”) entered into with China PharmaHub Corp., a Nevada corporation (“PharmaHub”).  PharmaHub closed with respect to its purchase of 77.18% of WWR’s issued and outstanding stock on June 17, 2010, as disclosed in a Form 8-K filed on June 21, 2010. Pursuant to the terms of the Agreement, WWR will issue an aggregate of 15,258,983 shares to the shareholders and service providers of PharmaHub, of which 1,492,338 shares will be issued to replace an equal number of shares of common stock of PharmaHub which were being held in escrow as of the date of the Merger with respect to certain PharmaHub services agreements. Upon issuance, these shares will represent more than ninety one (91%) percent of WWR’s issued and outstanding shares of voting capital stock on a fully diluted basis, and therefore the former shareholders of PharmaHub and its service providers will effectively have control of WWR. Pursuant to the terms of the Agreement, all of the property, rights, privileges, powers and franchises of PharmaHub have vested in WWR, all debts, liabilities and duties of PharmaHub have become the debts, liabilities and duties of WWR and the separate existence of PharmaHub has ceased (the “Merger”).

In connection with the Merger, WWR cancelled the 5,000,000 shares of WWR common stock purchased by PharmaHub on June 21, 2010 and issued an aggregate of 15,258,983 shares of its common stock as described above.  In addition, E. Todd Owens, WWR’s former Secretary, Principal Accounting Officer and one of its former directors has been assigned all of the assets owned by WWR immediately prior to the execution of the Agreement and has assumed all of the liabilities of WWR immediately prior to the execution of the Agreement.

In connection with the Merger, WWR will file a Certificate of Amendment to its Certificate of Incorporation to change its name to China PharmaHub Corp., which is anticipated to become effective subsequent to the Closing.

The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants. This brief discussion with respect to the Agreement is qualified by reference to the provisions of the Agreement which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on August 3, 2010.

DESCRIPTION OF OUR BUSINESS

Forward Looking Statements

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this report, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this report.  Any such statements are representative only as of the date of this report.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this report or to reflect the occurrence of unanticipated events, except for such updates to this report and the registration statement of which it is a part as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

History and Development (Organization within Last 5 Years)

World Wide Relics, Inc. (“WWR”) was formed as a Nevada corporation on January 18, 2005.  WWR is a development stage corporation formed to market a unique line of historical costumes and reenactment clothing lines through its website with the registered domain name of WorldWideRelics.Com.  To date, WWR has marketed a range of historical uniforms known as “Britain in the 1930’s” and has sold these items to the growing market of worldwide enthusiasts and collectors through its internet platform and on eBay Inc.  Prior to the Merger, WWR intended to market a new range of products to the American Civil War reenactment market by marketing a range of high quality uniforms for both the Union and Confederate Civil War re-enactor.  This range included both uniforms as well as accoutrements such as boots, belts, and back packs produced to what former management believed to be a  museum quality standard.  The final sales entry point was intended to be the marketing of the Civil war memorabilia to the domestic consumer, while still making available to consumers both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups worldwide.

On January 17, 2007, the Company was acquired by Classic Costume Corporation, Inc. (“CCUC”), a Delaware corporation formed on December 29, 2006, of which WWR became a wholly owned subsidiary.  During June 2007, CCUC raised $30,150 in a public offering of shares.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

Separation from CCUC

On February 5, 2009, CCUC’s Board of Directors determined to spin-off WWR, its wholly owned subsidiary, to its shareholders of record as of November 1, 2008 (the “Record Date”), ratifying a prior October, 2008 board resolution to the same effect.  CCUC decided to pursue a different line of business, specifically the sale and conversion of “stretch vehicles” including Lincoln Town Car, Hummer, Chrysler 300, and similar full size vehicles.  CCUC shareholders as of the Record Date received one share of WWR for each two shares held in CCUC on the Record Date.  Costs were allocated between CCUC and WWR on the basis of specific identification.

Due to the fact that the remaining assets of CCUC were transferred to the Company in connection with the distribution, the Distribution was reported for accounting purposes as a “reverse spin-off” under generally accepted accounting principles.  The spin-off was treated as a reverse spin-off for financial statement purposes because substantially all of CCUC’s assets and operations were held by WWR after the spin-off.  Accordingly, the spin-off has been reflected, for financial statement presentation, as if WWR were a new company consisting of its historical operations.

China PharmaHub Corp.

China PharmaHub Corp. ("PharmaHub", "We", "Us", "Our" or the "Company") was incorporated on July 9, 2009 under the laws of the state of Nevada. Since its inception in 2009 to the present, PharmaHub has been engaged in entering into the business of licensing, development and commercialization of pharmaceutical and healthcare products and technologies between Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with initial emphasis in the United States and Europe (with a goal of eventually becoming a global pharmaceutical “HUB”). On January 8, 2010, the Company commenced a Rule 506 Private Placement Offering seeking to raise a maximum of $1,200,000 at $0.60 per share of common stock.

On September 15, 2009, PharmaHub entered into an Exclusive Business Cooperation Agreement (the “Exclusive Cooperation Agreement”) with the PRC National Engineering Research Center for the Development of New Drugs (“Exclusive Chinese Partner”), an establishment under the PRC Ministry of Science and supervised by the Institute of Materia Medica and the Chinese Academy of Medical Sciences.  Pursuant to the terms of the Exclusive Cooperation Agreement, the Exclusive Chinese Partner will assist PharmaHub in conducting the necessary preclinical and clinical studies within the People’s Republic of China (the “PRC”) with the State Food and Drug Administration (“SFDA”) of the various selected worldwide drugs.

On June 15, 2010, the Company entered into a Definitive Agreement with Dr. David Weaver and Dr. Michael Rynkiewicz (the “Definitive Agreement”) pursuant to which the Company shall enter into joint ventures with Drs. Weaver and Rynkiewicz to develop and market certain intellectual property, including, but not limited to, patents with respect to technologies created by Drs. Weaver and Rynkiewicz. These patents utilize and analyze the atomic structure of parental antibodies to rapidly and cost-effectively create human antibodies which retain high affinity and avoid provoking a response by the immune system (the “Antibody Technology”).

On June 15, 2010, PharmaHub incorporated Akanas Therapeutics, Inc, a Nevada corporation (“Akanas Therapeutics”).  Pursuant to the terms and conditions of the Definitive Agreement, PharmaHub owns a 35% interest in Akanas Therapeutics. Drs. Weaver and Rynkiewicz, who jointly own the remaining 65% of Akanas Therapeutics, have contributed the exclusive rights with respect to the Antibody Technology to Akanas Therapeutics.

On July 1, 2010, PharmaHub entered into a Cooperation Agreement to form a strategic partnership with Chengdu Yongkon Pharmacy Co., Ltd. (“Chengdu Yongkon”), pursuant to which PharmaHub shall locate pharmaceutical products and medical devices in regions outside of the PRC and negotiate the terms to sell such products and devices in the PRC through Chengdu Yongkon’s established distribution channels.

On July 1, 2010, PharmaHub entered into a Cooperation Agreement to form a strategic partnership with the Sichuan Provincial government through the Sichuan Technical Exchange Center, a subsidiary of the Sichuan Provincial Science & Technology Department, focusing upon the bio-pharmaceutical and medical device industries to promote technological exchange and transfer between the PRC and the U.S.

Our corporate headquarters are located at 20955 Pathfinder Road, Suite 100, Diamond Bar, CA 91765. We maintain offices in Boston and the PRC. We currently maintain a web site at http://www.chnpharmahub.com/.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

Our Business
------------
China PharmaHub Corp. intends to, and is in the process of, entering into the business of licensing, development and commercialization of pharmaceutical and healthcare products and technologies between Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with initial emphasis in the United States and Europe.  In furtherance of its goals, PharmaHub has entered into a Definitive Agreement with Dr. David Weaver and Dr. Michael Rynkiewicz (the “Definitive Agreement”) to license and develop the patent applications initially filed by Drs. Weaver and Rynkiewicz with the United States Patent and Trademark Office including the patent application entitled “Methods for Humanizing Antibodies and Humanized Antibodies Made Thereby” (the “Antibody Patent”)

Akanas Therapeutics, Inc, ("Akanas Therapeutics") was incorporated on June 15, 2010 with its principal place of business in Cambridge, Massachusetts. Pursuant to the Definitive Agreement, Drs. Weaver and Rynkiewicz have assigned the Antibody Patent to Akanas Therapeutics, which will eventually license the Antibody Patent to joint venture entities to be formed by PharmaHub.

Akanas Therapeutics is co-managed by the management of PharmaHub and Drs. Weaver and Rynkiewicz.  Richard Lui, our President, Chief Executive Officer and Chairman and Monica Ding, our Secretary, Chief Financial Officer and a Director, are also on the board of directors of Akanas Therapeutics.

PharmaHub also incorporated MediTherX, Inc. (“MediTherX”) with Dr. Weaver and Dr. Rynkiewicz on June 30, 2010 in the State of Nevada. PharmaHub owns 35% of MediTherX.  MediTherX will focus upon the development and commercialization of its proprietary Epidermal Growth Factor Receptor (“EGFR”) human antibodies aimed to replace ImClone Systems Incorporated’s $2.5 billion blockbuster monoclonal antibody ERBITUX®.  MediTherX licenses its technologies from Akanas Therapeutics, Inc. Management believes that MediTherX’s proprietary EGFR humanized antibodies have the potential to be superior in clinical trials, with lower immunogenicity and reduced side effects as compared to ERBITUX®.  The initial research and development with respect to MediTherX’s proprietary EGFR humanized antibodies had been conducted at Beijing Biotechnology Institute in the People’s Republic of China (the “PRC”). Management plans to continue working with Beijing Biotechnology Institute and also seek additional partners in the PRC to further its R&D and file Investigational New Drug Discovery (“IND”) in China.

Overview of our Antibody Therapeutics

As discussed above, we are entering into the business of licensing, development and commercialization of pharmaceutical and healthcare products and technologies between Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with an initial emphasis in the United States and Europe.  Our initial project involves antibody therapeutics, with respect to which we are currently developing humanized and human antibodies which we believe will allow us to treat various diseases.

Antibodies are proteins which direct the immune system to a specific molecular target in the human body.  We believe that because antibodies are specific to their targets, therapeutic treatments based upon antibodies would not only be effective, but would potentially offer increased safety and reduced side effects over existing treatments for cancer and other diseases.

The Akanas Therapeutics platform exploits protein structure to modify antibodies for improved clinical performance. The technologies build high quality clinical candidates in a focused manner.  The Akanas Therapeutics technologies are distinct from standard screening-and animal-based human antibody platforms. The technology output discovers a family of distinct antibodies distinguished by alternative, preferred framework regions.

Akanas Therapeutics technologies allow for product development in the chief areas which current antibody drugs on the market are focused upon, predominantly, oncology, immune and inflammatory diseases, although the Akanas Therapeutics technology can be further extended to any disease domains where there are development or validation antibodies available. Akanas Therapeutics’ current focus is on late-stage cancer treatments.

Industry

The Pharmaceutical Industry

The global pharmaceutical industry is a multi-billion dollar industry which develops, produces, and markets drugs licensed for use as medications, with sales reaching $837 billion in 2009. The global pharmaceutical market is forecasted to grow nearly $300 billion over the next five years, reaching $1.1 trillion in 2014, an equivalent compound annual growth rate (“CAGR”) of 5 – 8 percent over this period, according to IMS Health Incorporated (“IMS Health”), a company specializing in pharmaceutical market intelligence. According to IMS Health, in 2009, the pharmaceutical market grew 7.0 percent to $837 billion, compared with a 4.8 percent growth rate in 2008.

Source: IMS Health Incorporated, IMS Forecasts Global Pharmaceutical Market Growth of 5-8% Annually through 2014; Maintains Expectations of 4-6% Growth in 2010, (Apr. 20, 2010) available at http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=4b8c410b6c718210VgnVCM100000ed152ca2RCRD

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

The Pharmaceutical Industry - continued

In recent years, the pharmaceutical market in the PRC has grown at a CAGR of 27% from 2006 to 2009.  This represents a 13% faster growth rate than initially expected, according to IMS Health Incorporated.  The pharmaceutical market is predicted to drive $40 billion in growth over the next 3 to 4 years.  With a massive population of over 1.3 billion people, and a focus on healthcare improvement with a $125 billion investment by the government, the PRC’s pharmaceutical market is expected to double by 2013. The PRC has a vast pharmaceutical market and its research and development facilities have become world-class.

Source: IMS Health Incorporated, Pharmerging shake-up: New Imperatives in a Redefined World, at 2 (2010) available at http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=4b8c410b6c718210VgnVCM100000ed152ca2RCRD

The new drug discovery process begins with the identification of a specific medical need. Teams of chemists, pharmacologists and biologists then screen thousands of drugs or else chemically or genetically engineer new ones in order to generate lead compounds. These molecules have some desirable properties, but researchers usually must modify them to increase activity or minimize side effects by a process called lead optimization. Out of this process, hundreds of potential early drug development candidates are created.

After an early drug development candidate is discovered, teams of engineers, biologists, chemists and physicists must spend time to determine a method by which to replicate in a large scale and mass produce the candidate substance. Researchers perform these design and characterization cycles multiple times in order to identify the best drug candidate molecules for further development. The research may fail because it is not possible to manufacture the drug safely or to proper specifications.

Drug development describes the activities undertaken after a compound is identified as a potential drug in order to establish its suitability as a medication. Objectives of drug development include but are not limited to determination of appropriate formulation and dosing. Research in these areas generally includes a combination of various studies and then clinical trials.

Once the clinical trials are complete, a company analyzes all of the data. If the findings demonstrate that the experimental medicine is both safe and effective, the next step in bringing a new medicine to market is the filing of an application with the health regulatory authority of a country in order to obtain approval to market the new medicine. This step is known as “registration.” In the U.S., companies file a New Drug Application (“NDA”) with the U.S. Food and Drug Administration (the “US FDA”). In Europe, a Market Authorization Application (“MAA”) is filed with the European Agency for the Evaluation of Medicinal Products (the “EMEA”). In China, a drug approval certificate (the “DAC”) is filed with the State Food and Drug Administration of the People’s Republic of China.

Often, large multinational corporations utilize a vertically integrated organizational structure, participating in a broad range of drug discovery and development, manufacturing and quality control, marketing, sales, and distribution. Smaller organizations, on the other hand, often focus on a specific aspect such as discovering drug candidates or developing formulations. Often, collaborative agreements between research organizations and large pharmaceutical companies are formed to explore the potential of new drug substances.

Global Pharmaceutical Sales from 2001 to 2008

Sales growth in mature markets, such as those of the United States, Western Europe and Japan, have been in decline over the last decade. In the United States, the pharmaceutical market grew 5.1 percent growth in 2009 with sales reaching $300.3 billion, compared with growth of 1.8 percent in 2008, according to a press release issued by IMS Health dated April 1, 2010. On the other hand, countries such as the PRC, Brazil, India, South Korea, Mexico, Turkey and Russia, (the “Pharmerging Markets”) were predicted to be a main driver of industry growth through 2011 and were previously expected to represent 12% of the global pharmaceutical market by 2011. The Pharmerging Markets have since been expanded to include 17 countries, which are anticipated to expand by US$90 billion during 2009-13 and contribute 48 percent of annual market growth in 2013.  According to IMS Health, the 17 Pharmerging Markets amounted to approximately 16% of the total world market in 2009.

Sources: IMS Health Incorporated, IMS Health Reports U.S. Prescription Sales Grew 5.1 Percent in 2009, to $300.3 Billion, (Apr. 1, 2010) available at http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=d690a27e9d5b7210VgnVCM100000ed152ca2RCRD;

IMS Health Incorporated, IMS Announces 17 Countries Now Rank as High-Growth ‘Pharmerging’ Markets; Forecast to Contribute Nearly Half of Industry Growth by 2013, (Mar. 16, 2010) available at http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=01624605b5367210VgnVCM100000ed152ca2RCRD&vgnextchannel=41a67900b55a5110VgnVCM10000071812ca2RCRD&vgnextfmt=default

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

Market Trend

Management believes that over the past several years, a combination of innovation and consumer demand created a flood of revenue leading to an unprecedented period of prosperity for pharmaceutical companies and their employees. During this period hundreds of new medications were created which significantly improved the health and lives of millions of people around the world. Consumers have shown an insatiable appetite for these new and innovative treatments.

However, Management believes that the pharmaceutical industry is nearing the end of a long business cycle that has seen immense growth in its revenues and profitability. The confluence of a number of forces will drive pharmaceutical companies to make changes to their current business models. Expiring patents on “blockbuster” drugs and a limited pipeline for new treatments are squeezing the industry’s revenues. The costs and risks of pharmaceutical research and development are increasing. At the same time, instead of its historical concentration in the U.S. and European Union, the industry now competes in a global market for developing and selling drugs.

Management believes that in response to these forces, the industry has begun a rigorous evolution of its business model. It is shifting from an industry dominated by fully-integrated pharmaceutical companies (FIPCOs) to one with many more decentralized companies. Cost containment and risk management are assuming much greater importance. Outsourcing, mergers and acquisitions and layoffs have become commonplace. As the industry’s economics change, companies’ relationships with their employees are changing as well. What has long been an extremely generous and paternalistic relationship between employer and employee is now economically unsustainable. It is increasingly becoming a typical arms-length relationship, similar to that of employees and companies in most other industries.

Management believes that over the next few years, these trends will accelerate. There will be fewer big companies and many more small ones. Tens of thousands of jobs at large pharmaceutical companies will be eliminated, but many of them may reappear in other forms either at other companies or as consulting opportunities. Globalization will impact both sides of the income statement: Larger portions of the research and development of new drugs will be conducted overseas, while the marketing of drugs to people in developing countries will change.

Our Strategies
--------------
Our intended focus shall be with respect to the identification, licensing, development and commercialization of pharmaceutical, biotech and healthcare products and technologies.  We may consider merging with or acquiring appropriate candidates which we believe would enable us to further our business objectives.  We intend to capture a share of the pharmaceutical, biotech and healthcare markets by completing the following actions (the “PharmaHub Strategy”):

Licensing From the PRC to the World

We intend to identify and target drugs currently being developed in the People’s Republic of China which have already demonstrated promising results from the State Food and Drug Administration of the People’s Republic of China (the “China SFDA”) regulated testing programs. These targets would be either preclinical or clinical stage drugs. We plan to use the test data from the China SFDA as future guidance with respect to the most effective methods and procedures for the US FDA) and EMEA submissions in the United States and the European Union. Our Management believes that the target drugs have been rigorously evaluated in the PRC and that our potential licensing partners in United States and Western Europe should benefit from streamlined development, lower costs and reduced risks.

Licensing from Global Pharmaceuticals to the PRC

We intend to attempt to identify potential target drugs from pharmaceutical and biotech companies located worldwide with initial emphasis in the United States and Western Europe which have demonstrated promising results in preclinical or clinical studies. These targets would be either preclinical or clinical stage drugs. Our plan is to license the exclusive Asian rights from our global partners and conduct preclinical & clinical studies in the PRC. Our Management believes that performing preclinical and clinical trials in the PRC will help to advance these drugs, because our Management believes that the delay of products launching in Mature Markets is often due to insufficient patient recruitment in the U.S. and Europe, which Management believes would not be the case within the PRC.  In furtherance of this strategy, we have entered into the Definitive Agreement with Messrs. David Weaver and Michael Rynkiewicz as described above.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

Competition
-----------
The pharmaceutical industry is highly competitive. According to IMS Health, in 2009, the 20 largest pharmaceutical companies sold in excess of $400 billion of pharmaceutical products.  The smallest of the 20 largest pharmaceutical companies, Novo Nordisk, sold $8.2 billion of pharmaceutical products in 2009.

Source: Thomson Reuters, FACTBOX-The 20 largest pharmaceutical companies, (Mar. 26, 2010) available at http://www.reuters.com/article/idUSN2612865020100326

Although we are still currently developing our first products and believe that we are the only pharmaceutical company implementing our business model, as described above, it is evident from the size of the largest pharmaceutical companies that even upon the development of products which have been approved by the applicable regulatory authorities, commercialization of such products and our entry into the global pharmaceutical market will be a process which will expose us to significant competition.

We face competition from venture capital firms and other technology commercialization firms. However, we believe that we are currently the only company utilizing a global pharmaceutical “HUB” model based upon established partnerships with research institutes and government agencies, such as the PRC National Engineering Research Center for Development of New Drugs and the Sichuan Technical Exchange Center.  In the course of implementing our business strategy, we have the flexibility to work with venture capital firms as well as technology commercialization firms by acting as an intermediary.

During the implementation of specific agendas pursuant to our business plan, we may compete with companies focused upon a particular sector.  For example, with respect to the in-licensing and commercialization of worldwide rights, excluding PRC, of preclinical and clinical drugs developed in China, we might compete with HUYA Bioscience International, a private company established in 2004 with offices in San Diego and China, which focuses upon the co-development of novel biopharmaceutical products originating in China and which, according to its website, currently employs over 80 people in seven offices throughout California and the PRC.

In the sale and distribution of medical equipment, we may eventually compete with other independent distributors in China which market similar products. In particular, Chindex International Inc (NASDAQ GS: CHDX), markets, distributes, and sells medical capital equipment, instrumentation, and other medical products for use in hospitals in China and Hong Kong. The Medical Products Division of Chindex reported sales revenues of $85,413,000 with respect to its fiscal year ended March 31, 2010. Accordingly, we believe that Chindex has far greater financial and other resources available to it and possesses extensive manufacturing, distribution and marketing capabilities than we currently do.  We may also face significant competition from established manufacturers of medical equipment such as General Electric, Philips and Toshiba, which manufacturers maintain their own direct sales force in China and also sell through distributors and may have greater resources, financial and otherwise, than we do.

RISK FACTORS

RISK FACTORS RELATED TO OUR BUSINESS

Our business and operations involve numerous risks, some of which are beyond our control that may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and investors may lose all or part of their investment. The following discussion highlights all material risks known to us.

We have a limited operating history with respect to our new focus upon the pharmaceutical market upon which to evaluate our performance.

Although we were formed in 2005, as a result of the Merger, we are re-focusing our company with respect to the pharmaceutical industry to align ourselves with PharmaHub’s objectives.  Since PharmaHub was organized in July, 2009, we have a limited operating history with respect to our new focus upon the pharmaceutical industry.  In view of our limited operating history with respect to our new focus, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. We have a limited operating history with respect to the pharmaceutical industry upon which you may evaluate our operations and prospects. Our limited operating history with respect to the pharmaceutical industry makes it difficult to evaluate our likelihood of commercial viability and market acceptance of the products with respect to which we intend to identify, evaluate and eventually obtain licensing rights. Potential investors should be aware of the difficulties generally encountered by a start-up company and pharmaceutical development company, including, but not limited to, establishment of company infrastructure, development of effective and safe products, marketing of products which we develop and/or license, competition and unanticipated costs and expenses.

In view of the fact that our new focus is based upon a new venture, there is no record upon which to base an assumption that our plans will either materialize or prove successful.  There can be no assurance with respect to our future performance.  If our business and development plans prove to be unsuccessful or if our future products are unsuccessful, our investors will lose all or substantially all of their investment.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

RISK FACTORS - continued

We may be unable to obtain sufficient capital to implement and sustain our business or pursue our growth strategy.

We will require additional financing to meet our capital requirements for the development of our products, marketing, administrative expenses and other costs.  We have no present arrangements to obtain additional financing and we will be dependent upon sources such as: future earnings, the availability of funds from private sources including, but not limited to, loans and additional private placements, and the availability of funds through public offerings.  In view of our limited operating history with respect to the pharmaceutical industry, our ability to obtain additional funds is limited.  Additional financing may only be available, if at all, upon terms which may not be commercially advantageous.

Lack of a proven business model

To date, we have not generated any sales with respect to the pharmaceutical industry. There can be no assurance that the implementation of our business plan, as developed by our Management, will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability. Failure to properly develop the Company’s plan of expansion will prevent the Company from generating meaningful product sales or profits.

We are dependent upon the licensing and development of pharmaceutical and healthcare products and technologies, and there can be no assurance that pharmaceutical and healthcare products and technologies which we either fund development of or obtain licensing rights for will ever achieve or maintain widespread market acceptance.

Our success will be highly dependent upon the success of our products, and will be highly dependent upon the needs and preferences of healthcare practitioners and patients and market acceptance, and we may not achieve or maintain widespread market acceptance of our products among healthcare practitioners and patients. Our Management believes that market acceptance of our products will depend upon many factors, including:

•	the perceived advantages of our products over competing products and the availability and success of competing products;
•	the effectiveness of our sales and marketing efforts;
•	the safety and efficacy of our products and the prevalence and severity of adverse side effects, if any;
•	our product pricing and cost effectiveness;
•	publicity concerning our products or competing products;
•	whether or not patients routinely use our products, refill prescriptions and purchase additional products; and
•	our ability to respond to changes in healthcare practitioner and patient preferences.

If our products fail to achieve or maintain market acceptance, or if new products are introduced by others that are more favorably received than our products, are more cost effective or otherwise render our products obsolete, we may experience a decline in the demand for our products. If we are unable to market and sell our products successfully, our business, financial condition, results of operation and future growth would be adversely affected.

There can be no assurance that our research and development projects will be successfully developed.

Management believes that the pharmaceutical products and technologies which we intend to develop with our Exclusive Chinese Partner and the licensing which Management believes will follow will offer attractive and profitable alternatives compared to those offered by our competitors.  However, there can be no assurance with respect to the successful development, or future performance, of these pharmaceutical products and technologies.  The results of our attempts to develop our pharmaceutical products and technologies are at this time unknown and uncertain.  If we successfully develop our pharmaceutical products and technologies, there can be no assurance that we will be able to enhance those pharmaceutical products and technologies in the future, or develop other pharmaceutical products and technologies.

The successful development of pharmaceutical products can be affected by many factors. Products which appear to be promising at their early phases of research and development may fail to be commercialized for various reasons, including the failure to obtain the necessary regulatory approvals. In addition, the research and development cycle for new products for which we may obtain an approval certificate from the China SFDA (the “Approval Certificate”) is long. The process of conducting basic research and various stages of tests and trials of a new product before obtaining an Approval Certificate and commercializing the product may require ten years or longer. Any Product Candidates in the early stages of pre-clinical study and clinical trial require significant additional clinical trials before we would be able to seek the regulatory approvals necessary to commence commercial production and sales of such products. There can be no assurance that any future research and development projects will be successful or completed within the anticipated time frame or budget or that we will receive the necessary approvals from applicable authorities for the production of these newly developed products, or that these newly developed products will achieve commercial success. Even if such products can be successfully commercialized, they may not achieve the level of market acceptance which we expect.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

RISK FACTORS - continued

In addition, the pharmaceutical industry is characterized by rapid changes in technology, constant enhancement of industrial know-how and frequent emergence of new products. Future technological improvements and continual product developments in the pharmaceutical market may render our existing products obsolete or affect their viability and competitiveness. Therefore, our future success will largely depend upon our research and development capability, including our ability to improve the products which we intend to develop and develop new and competitively priced products which can meet the requirements of the changing market. If we fail to respond to these frequent technological advances by improving our products, once they are developed, or developing new products in a timely manner or these products do not achieve a desirable level of market acceptance, our business and profitability will be materially and adversely affected.

We are subject to government regulation with respect to safety and effectiveness.

The drugs which we are currently developing are new treatments which our Management believes can be used effectively and safely to treat different diseases.  This requires the drugs to be designed to meet the governmental requirements of the China SFDA, the U.S. FDA, the EMEA and/or the regulatory requirements of any other market in which we intend to sell our drugs.  Failure to comply with the requirement of a regulatory agency will result in our inability to market or sell our drugs in that region.

Our success could be hindered by the limited protection afforded by the intellectual property and proprietary rights we intend to acquire with respect to products which we develop.  There are potential costs for enforcement or defense of these rights.

Any inability to adequately protect our products could harm our ability to compete.  Our future success and ability to compete depends in part upon our products and our patents (which we intend to acquire as we develop our products) and we will attempt to protect our products with a combination of patent, copyright, trademark and trade secret laws, as well as with confidentiality procedures and contractual provisions.  These legal protections afford only limited protection and may be time-consuming to obtain and maintain.  Further, in spite of our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our services.  In addition, our competitors could independently develop non-infringing pharmaceutical products and technologies or services which are competitive with, equivalent to, and/or superior to our pharmaceutical products, technologies or services.  Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights.  Further, we intend to produce and/or distribute our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent, as do the laws of the United States.

Litigation to protect intellectual property rights or defend against third-party allegations of infringement may be costly.

Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources from our business operations, and even if we had a legitimate claim there can be no assurance that we would have the financial resources to enforce our rights effectively.

We cannot be certain that our products or activities do not, or will not, infringe upon the intellectual property rights held by third parties, or that other parties will not assert infringement claims against us. From time to time, we may be involved in disputes with these third parties. Any claim of infringement of proprietary rights of others, even if ultimately decided in our favor, could result in substantial costs and diversion of our resources. Successful claims against us may result in an injunction or substantial monetary liability, which could, in either case, significantly impact our results of operations or materially disrupt the conduct of our business. Even if we had a legitimate claim, there can be no assurance that we would have the financial resources to enforce our rights effectively. If we are enjoined from using a Product, we will need to obtain a license to use the Product, but licenses may not be available to us at a reasonable cost, or at all.

From time to time, other companies and individuals may assert exclusive patent, copyright, trademark and other intellectual property rights to products which are important to our business.  We will evaluate each such claim and, if appropriate, seek a license to use the protected technology. There can be no assurance that we will be able to obtain licenses to intellectual property of third parties on commercially reasonable terms, if at all. In addition, we could be at a disadvantage if our competitors obtain licenses for protected products with more favorable terms than we do. If it is determined that we have infringed upon the intellectual property rights of another party, we may be required to do one or more of the following:

•	pay monetary damages to settle the results of such adverse determination, which could adversely affect our business, financial condition and results of operations;
•	cease selling, incorporating or using any of our products which incorporate the challenged intellectual property, which would adversely affect our revenue or costs, or both;
•	obtain a license from the holder of the infringed intellectual property right, which might be costly or might not be available upon reasonable terms, or at all; or
•	redesign our products to make them non-infringing, which would be costly and time-consuming and may require additional clinical trials, or may not be possible at all.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

RISK FACTORS - continued

Although we currently know of no actual or threatened claim of infringement which would be material to us, there can be no assurance that such a claim will not be asserted. If such a claim is asserted, there can be no assurance that the resolution of the claim would permit us to continue producing the product in question upon commercially reasonable terms. In addition, there is a risk that some of our confidential information could be compromised by disclosure during intellectual property litigation. Any of the foregoing could have a material adverse effect upon the results of our operations and our financial position.

We may be subject to additional risks associated with doing business in foreign countries.

If we are successful in expanding our business into countries other than the United States and the PRC, in addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks may result from conducting business in foreign countries, including, without being limited to, the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability, which may be exacerbated in various foreign countries. There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

 In doing business in foreign countries we may also be subject to risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

When doing business in foreign countries, we may be subject to uncertainties with respect to those countries’ legal systems and application of laws, which may impact our ability to enforce our agreements and may expose us to lawsuits.

Legal systems in many foreign countries are new, unclear, and continually evolving.  There can be no certainty as to the application of laws and regulations in particular instances.  Many foreign countries do not have a comprehensive system of laws, and the existing regional and local laws are often in conflict and subject to inconsistent interpretation, implementation and enforcement.  New laws and changes to existing laws may occur quickly and sometimes unpredictably.  These factors may limit our ability to enforce agreements with our current and future customers, vendors and licensees.  Furthermore, it may expose us to lawsuits by our customers and vendors in which we may not be adequately able to protect ourselves.

When doing business in certain foreign countries, we may be unable to fully comply with local and regional laws which may expose us to financial risk.

When doing business in certain foreign countries, we may be required to comply with informal laws and trade practices imposed by local and regional government administrators.  Local taxes and other charges may be levied depending upon the local needs for tax revenues, and may not be predictable or evenly applied.  These local and regional taxes/charges and governmentally imposed business practices may affect our cost of doing business and may require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies.  In addition, it is often extremely burdensome for businesses operating in foreign countries to comply with some of the local and regional laws and regulations.  Our failure to maintain compliance with the local laws may result in hefty fines and fees which may have a substantial impact upon our cash flow, cause a substantial decrease in our revenues, and may affect our ability to continue operations.

Various administrative agencies in foreign countries have informal rule enforcement which we may not be able to comply with.

Although we expect to be able to operate within changing administratively imposed business practices and otherwise to comply with the informal enforcement rules of the various administrative agencies in the countries where we will operate, there can be no assurance that we will be able to do so.  If local or regional governments or administrators in foreign countries impose new practices or levies which we cannot effectively respond to, or if administrators suddenly commence enforcing those rules that they have not previously enforced, our operations and financial condition could be materially and adversely impacted.  Our ability to appeal many of the local and regionally imposed laws and regulations may be limited, and we may not be able to seek adequate redress for laws which materially damage our business and affect our ability to continue operation.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

RISK FACTORS - continued

The PRC's legal system and application of laws are uncertain which may impact our ability to enforce our agreements and may expose us to lawsuits.

We currently intend to conduct a significant portion of our business in the PRC, which utilizes a civil law system based upon written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in the PRC. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involves uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits, such as requisite business licenses.

Many foreign judiciaries are relatively inexperienced in enforcing the laws which exist, which may expose us to costly litigation and uncertain outcomes.

If we are involved in litigation in a foreign country, we may not be able to properly evaluate the possible outcome.  This may expose us to costly litigation.  Furthermore, we may be exposed to potential inequitable judicial results.  Either of those scenarios may have a material adverse effect upon our business or financial condition.

Currency fluctuations, while not presently ascertainable, may adversely affect our earnings.

Fluctuations in exchange rates, primarily those involving the U.S. dollar, European Union Euro or Chinese Renminbi, may affect our costs and operating margins, which in turn could affect our revenues.  In addition, these fluctuations could result in exchange losses and increased costs.

Risks Related to Our Management

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

Currently our two directors are also two of our three officers, and our officers are the only persons responsible for conducting our day-to-day operations.  We will not benefit from the multiple judgments that a greater number of directors or officers may provide, and we rely completely upon the judgment of such people in making business decisions, without the assistance of any outside directors on matters which require the judgment of the Board of Directors.

Our success is dependent upon the continued services of Management and we currently have no key man insurance upon any key personnel.

Our success is dependent upon the continued efforts of Richard Lui, one of our Founders and currently our Chairman, President and Chief Executive Officer and Monica Ding, one of our Founders and currently our Secretary, Chief Financial Officer and Director.  The loss of Mr. Lui or Ms. Ding would have a material adverse effect upon our operations.  We anticipate that we will need to hire additional skilled personnel in all areas of our business in order to grow.  There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future, the failure of which would have a material adverse effect upon our business, financial condition and results of operations.

We do not currently maintain "key man" life insurance on the life of any of our employees.  To the extent that the services of key personnel become unavailable, we will be required to retain other qualified persons and there can be no assurance that we will be able to employ qualified persons upon acceptable terms.

There may be conflicts of interest between our Management and other shareholders.

Conflicts  of  interest  create  the  risk  that  Management  may  have an incentive to act  adversely to the interests of other  shareholders.  In view of the fact that Management, together with their immediate family members, owns an aggregate of 78.64% of our issued and outstanding shares, if a conflict of interest arises between our Management's personal pecuniary interests and their fiduciary duty to our shareholders, Management would be in a position to take advantage of such an opportunity.  Accordingly, our Management's pecuniary interest may at some point compromise their fiduciary duty to our shareholders.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

RISK FACTORS - continued

RISK FACTORS RELATED TO OUR SHARES OF COMMON STOCK

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

If the trading price of our Common Stock sells below $5.00 per share, trading in our securities may be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks". These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000. For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit its market price and liquidity.

Our Directors have the right to authorize the issuance of Preferred Stock.

Our directors, without further action by our shareholders, have the authority to issue shares of Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of such Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF CHINA PHARMAHUB CORP

The following is a discussion of PharmaHub’s financial condition and results of operations from inception (July 9, 2009) through March 31, 2010. You should consider the foregoing when reviewing the consolidated financial statements and this discussion. You should read this section together with the consolidated financial statements including the notes to those financial statements for the years mentioned above. This discussion includes forward-looking statements which, although based on assumptions that the management of PharmaHub considers reasonable, are subject to risks and uncertainties. The actual results and timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.

Overview

We are a development stage biopharmaceutical company focusing on the identification, licensing, development and commercialization of pharmaceutical and healthcare products and technologies which address important unmet medical needs or offer improved and cost-effective alternatives to current methods of treatment.  We intend to form relationships with, and then act as an intermediary between, Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with initial emphasis in the United States and Europe (with a goal of eventually becoming a global pharmaceutical “HUB”).

Since our inception in July 2009, we have formed strategic partnerships and entered into cooperation agreements with research institutes, a pharmaceutical company and governmental agencies in the PRC. In September 2009, we entered into exclusive cooperation with the National Engineering Research Center for the Development of New Drugs, d/b/a Beijing Collab Pharma Co. Ltd. (“Exclusive Chinese Partner”), a quasi-state owned enterprise formed by the Ministry of Science and Technology of the People’s Republic of China. The Exclusive Chinese Partner will assist us in conducting the necessary preclinical and clinical studies with the China SFDA within the PRC of various selected worldwide drugs.

In June 2010, we formed a strategic partnership with the Sichuan Provincial government through the Sichuan Technology Exchange Center, a subsidiary of the Sichuan Provincial Science & Technology Department, to promote technological exchange and transfer between China and the U.S.

In June 2010, we formed Akanas Therapeutics, Inc. with Dr. David Weaver and Dr. Michael Rynkiewicz to further the research and development of a proprietary technology using atomic structure to rapidly and cost-effectively create humanized antibodies which retain high affinity and avoid immunogenicity.

In July 2010, we entered into a cooperation agreement with Chengdu Yongkon Pharmacy Co. Ltd., a Chinese pharmaceutical company with an established sales network in China.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHINA PHARMAHUB CORP - continued

Our goal is to maximize the value of existing intellectual properties and technologies of the companies with which we intend to enter into agreements, including, but not limited to, partnership or licensing agreements. Our business plan has two main prongs: (1) to initiate, conduct and fund costs related to preclinical & clinical studies in the People’s Republic (the “PRC”) of selected drugs which are being developed in the United States, and (2) to attempt to maximize the value of worldwide licensing rights, excluding the PRC, of preclinical & clinical drugs classified as early and late stage by the State Food and Drug Administration of the People’s Republic of China (the “China SFDA”).

Since inception we have focused upon organizing and staffing our company, inviting industry professionals and experts to join our advisory boards, negotiating in-licensing agreements with existing and potential partners, acquiring, developing and securing our proprietary technology, and understanding the preclinical trial and clinical trial results of our product candidates. We are a development stage company and have generated no revenue since inception. We do not anticipate generating any product revenue until and unless we successfully obtain approval from the China SFDA with respect to certain drug candidates currently undergoing development in the PRC.  Upon approval from the China SFDA, we intend to generate revenues by selling our pharmaceutical candidates within the PRC or out-licensing the technology we acquire to third parties.

Developing pharmaceutical products is a lengthy and expensive process. Even if we do not encounter unforeseen safety issues, timing or other delays during the course of developing our currently licensed product candidates, which are being developed by our affiliates Akanas Therapeutics and MediTherX, we do not anticipate receiving regulatory approval to market any such products until, at the earliest, 2015.

Description of Selected Income Statement Items

Revenue and cost of revenue.  We have not generated any revenue from licensing, milestone or products sales through March 31, 2010. We do not expect to generate or produce revenue within the next 24 months but may decide to out-license one or more of our drug product candidates during that timeframe. If successful, we would anticipate revenues from such a transaction.  Further, we will continue executing our business plan by in-licensing market-ready products, such as U.S. FDA-approved medical equipment and/or pharmaceutical products, which we believe may allow for a shorter registration process in the PRC. However, we may never generate revenues. None of our existing products are expected to be commercially available until 2015 at the earliest, if at all.

Analysis of Operations Results

General and administrative expenses. General and administrative expenses primarily include expenses for executives and other corporate expenses, including office rent and travel expenses.  As of the date hereof, none of our executives is receiving cash compensation. We issue shares to certain key management members on a quarterly basis based upon service agreements between PharmaHub and the individual service provider. The expenses are recorded at fair market value based upon the date of share issuance. From inception through March 31, 2010, we have incurred a total of $34,762 in general and administrative expenses.

Professional fees. Professional fees are for services provided by vendors on a per engagement basis and consisted primarily of legal, auditing, consulting and other professional fees. From inception through March 31, 2010, we have incurred a total of $99,025 in professional fees.

Net loss.  From inception through March 31, 2010, we have incurred a total net loss of $133,787, which is the combination of general and administrative expenses and professional fees.

Analysis of Cash Flow

We have not generated any cash from operating activities.

Net cash provided by financing activities. Cash flow from financing activities amounted to $693,800 from inception through March 31, 2010. We have incurred $84,617 in offering costs and received $609,183 in net proceeds.  Cash flow generated by financing activities consisted of proceeds from our founders’ investment into the Company at incorporation and proceeds from our Rule 506 Private Placement Offering which commenced during January 2010.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

LIQUIDITY AND CAPITAL RESOURCES

From inception through March 31, 2010, we have incurred an aggregate net loss of $133,787 as a result of the expenses described above.

As of March 31, 2010, we had working capital of $586,432 and cash and cash equivalents of approximately $372,036. We have financed our operations primarily through the sale of our stock, and to a much lesser extent, through the issuance of our common stock to service providers.  Cash on hand results primarily from pervious financing activities and proceeds from our Rule 506 private placement of common stock.

Financing

As of March 31, 2010, we have raised gross proceeds of $673,599.60 through the sale of 1,169,686 shares of common stock. These shares were offered pursuant to our Rule 506 private placement.

License Agreement and Development Agreement Obligations

Pursuant to the terms of the Definitive Agreement by and among PharmaHub, Dr. Weaver and Dr. Rynkiewicz, PharmaHub has agreed to advance up to an aggregate of $230,000 over the next four years to Akanas Therapeutics, MediTherX and other subsidiaries which may be incorporated by PharmaHub in furtherance of the objectives of the Definitive Agreement (the “Advance”).  The Advance shall be used to fund the reasonably necessary expenses incurred by Akanas Therapeutics, MediTherX and such other subsidiaries with respect to ongoing general and administrative expenses, corporate legal fees, intellectual property legal fees, tax liabilities, and research and development.

Current and Future Financing Needs

We have incurred negative cash flow from operations since inception.  We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy, including, but not limited to, our planned potential advancement into the development of Akanas Technologies and our marketing and branding initiatives. Based upon our working capital as of March 31, 2010, the proceeds of our equity financing in March 2010 and our projection of spending needs during 2010, we believe that we have sufficient capital resources to meet our operating needs into the second quarter of 2011.

We have based our estimates upon assumptions which may prove to be incorrect. The extent of our available resources and the actual amount of funds which we will require are subject to many factors, some of which might be beyond our control. These factors include the following:

•	Costs to acquire and maintain intellectual properties;
•	the progress of our research activities and our ability to find equity partners in jointly conducting such researches;
•	the number and scope of our research programs and other commercialization projects;
•	our ability to achieve our milestones under any licensing arrangements; and
•	the cost involved in prosecuting and enforcing patent claims and other intellectual property rights;

Potential sources of additional liquidity include strategic relationships, out-licensing of our products and public or private sales of equity or debt. We may seek to access the public or private equity markets again when and if conditions are favorable to our long-term capital requirements. It is uncertain whether additional funding will be available financing will be available upon terms which will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan.  As a result, we may have to significantly delay certain activities or limit our operations and our business, financial condition and our results of operations would be materially harmed.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

LIQUIDITY AND CAPITAL RESOURCES - continued

Off-Balance Sheet Arrangements

We do not have any outstanding off-balance sheet arrangements and has not entered into any transactions that are established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

A summary of significant accounting policies is included in Note 2 of the unaudited financial statements included in this material report upon Form 8-K. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition. Our financial statements and accompanying notes are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

PROPERTIES

None

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors consists of Mr. Richard Lui, who is also our President and CEO and Ms. Monica Ding, who is also our Secretary and CFO.

Our present executive officers and directors, their ages and present positions are as follows:

Name	Age	Position	First Year Elected/Appointed
Richard Lui	44	President, CEO, Chairman	2009
Monica Ding	31	Secretary, CFO, Director	2009
Roger Xie	40	Executive Vice-President Head of Global Development & Chair of Scientific Advisory Board	2009
Eric Zhang	36	Financial Controller	2009
Aubrye Harris-Foote	35	Vice President of Investor Relations	2009

All of our directors will hold office until the next meeting of shareholders and until their successors have been duly elected and qualified.  All of our executive officers will hold office until the next annual meeting of the directors and until their successors have been duly appointed and qualified.

Richard Lui, Age 44, Founder, Chairman, President and CEO of PharmaHub, a Nevada corporation engaged in the business of licensing, development and commercialization of pharmaceutical and healthcare products and technologies between Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with initial emphasis in the United States and Europe (with a goal of eventually becoming a global pharmaceutical “HUB”) since its inception in 2009 to present. From 2002 to 2009, Mr. Lui was the President and principal owner of Morgan Strategies Inc., a corporate finance advisory firm. His professional focus was on global strategy in structuring, merger and acquisitions, negotiations and managing capital formation and mergers for pre and post public companies across the United States and the PRC. Mr. Lui holds a B.S. degree in Aerospace Engineering from the University of Oklahoma.

Monica Ding, Age 31, Founder, Director and Executive Vice President of China Development of PharmaHub. Ms. Ding brings over 10 years of experiences in corporate finance and business development in the Greater China region.  From 2002 through 2009, Ms. Ding was Vice President at Morgan Strategies, Inc., a corporate finance advisory firm.  From 2008 to 2009, Ms. Ding has served as  a consultant at Beijing Wowjoint Machinery Co., Ltd, a company specialized in the design, engineering and manufacturing of customized lifting and carrying equipment for the construction of railways, highways, subways and ports and which is now a wholly owned subsidiary of Wowjoint Holdings Limited, a NASDAQ listed public reporting company. From 2006 to 2008, Ms. Ding also served as a consultant to American Metal & Technology, Inc, which engages in precision casting, machining, and mold designing and manufacturing in the People's Republic of China and has been a U.S. public company since 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

DIRECTORS AND EXECUTIVE OFFICERS - continued

Roger Xie, PhD, Age 40, Co-Founder, Executive Vice-President Head of Global Development and Chair of Scientific Advisory Board – Dr. Xie holds a Doctor of Philosophy degree in organic chemistry from Boston College and a BS in Chemistry from the University of Science and Technology of China.  Dr. Xie has 14 peer-reviewed publications and presentations, and was involved as an inventor or co-inventor in 16 patents. Dr. Xie is a seasoned executive providing strategic, technical, marketing, financial and operations experience. He has held leadership positions in privately-held and public corporations such as CEO of Beijing PharmaScience from April 2009 until the present; Associate Director of Chemistry Operations of GlaxoSmithKline (“GSK”) from June 2008 through March 2009; Associate Director of Chemistry Operations of Sirtris Pharmaceutical from May 2005 until June 2008, when it was acquired by GSK; and Principal Scientist of Daiamed from 2004 until May 2005.

Eric Zhang, Age 36, Financial Controller  – Mr. Zhang is a Certified Public Accountant in California with experience in accounting, auditing, taxation, business and financial planning for publicly traded U.S. and foreign companies through his position as Partner of Chan & Zhang, LLP, a full service public accounting firm. Mr. Zhang holds a Master of Science in Taxation from Golden Gate University and a BS in accounting from California State University of Los Angeles.

Aubrye Harris-Foote, Age 35, Vice President of Investor Relations – Mrs. Harris-Foote holds a B.S. in Business Management from the University of LaVerne, with an emphasis in International Business.  Mrs. Harris-Foote is an investor relations professional with over 12 years of experience.  She is currently a Partner at Cretum Communications, an Investor Relations and Corporate Communications firm. Prior to that she was the Director of Investor Relations at VillageEDOCS, Inc., a technology firm. She is currently on the National Investor Relations Institute’s (NIRI) Orange County Board of Directors.

EXECUTIVE COMPENSATION

In view of the fact that we are a development stage Company which was formed in July, 2009, as of our fiscal year ended December 31, 2009, we had not yet paid any compensation to any of our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

None

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is traded on the OTCBB under the symbol "WRLC.OB" As trading in the Company's common stock is limited and quotations are sporadic, on August 3, 2010, which was the last date upon which our common stock traded prior to August 12, 2010, the day before the closing of the Merger, the closing price for the Company's common stock was $5.00 per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

As of the close of business on August 12, 2010, there were approximately 26 holders of record of the Company's common stock.  Upon consummation of the Merger there were approximately 61 holders of record of the Company's common stock.

The Company has no plans to declare cash dividends on its common stock in the future and has not declared any since inception. There are no restrictions that limit the ability of the Company to declare cash dividends on its common stock and the Company does not believe that there are any that are likely to do so in the future.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 5,000,000 shares of “blank check” preferred stock, of which none are issued and outstanding and 25,000,000 shares of common stock, of which 16,737,542 were outstanding immediately following the closing of the Merger. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Company does not have any other classes or series of capital stock.

Item 2.01 Completion of Acquisition or Disposition of Assets - continued

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Article IX of our Bylaws states certain indemnification rights. Our Bylaws provide that we shall indemnify, to the fullest extent permitted by the Nevada Revised Statutes, any director or officer, provided that such director or officer acted in good faith and with the reasonable belief that their actions were in the best interests of the Company.  Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used to satisfy any liabilities subject to indemnification.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 5.01. Changes in Control of Registrant

See Item 2.01

Item 5.02 Departure of Directors and Certain Officers

As disclosed in a Form 8-K filed with the SEC on June 21, 2010, which is incorporated herein by reference, immediately following the sale of control of WWR on June 17, 2010, John Amand, our former President, Chief Executive and Financial Officer and a director, and E. Todd Owens, our former Secretary, Chief Accounting Officer and a director, appointed Richard Lui as President, Chief Executive Officer and as a director of the Registrant, and Monica Ding as Secretary, Chief Financial Officer and as a director of the Registrant.  Mr. Amand and Mr. Owens then resigned all of their respective positions as officers and directors of the Registrant.

Item 5.03 Amendments to Certificate of Incorporation; Changes in Fiscal Year

WWR will file with the Secretary of State of the State of Nevada a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to change its name to “China PharmaHub Corp.” The Amendment is anticipated to become effective subsequent to the Closing. We believe that this Amendment better reflects the purpose of the Company and the change of ownership as discussed in Item 2.01.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 3.1	Certificate of Incorporation (1)
Exhibit 3.2	Bylaws*
Exhibit 10.1	Merger Agreement between China PharmaHub Corp. and World Wide Relics, Inc. dated July 28, 2010 (2)

*Filed Herewith

(1)	Incorporated by reference to the registration statement on Form S-1 that became effective December 18, 2009.
(2)	Incorporated by reference to the material report on Form 8-K filed August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WIDE RELICS, INC. (Registrant)

Dated: August 13, 2010	By:	/s/ Richard Lui
Richard Lui
Title: President and CEO

 INDEX TO FINANCIAL STATEMENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

CHINA PHARMAHUB FINANCIAL STATEMENTS

BALANCE SHEET AS OF MARCH 31, 2010	F-2

STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (JULY 9, 2009) TO MARCH 31, 2010	F-3

STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (JULY 9, 2009) TO MARCH 31, 2010	F-4

STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (JULY 9, 2009) TO MARCH 31, 2010	F-5

NOTES TO FINANCIAL STATEMENTS	F-6 – F-10

PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2010	F-11

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2010	F-12

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	F-13

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
China Pharmahub Corporation

We have audited the accompanying balance sheet of China Pharmahub Corporation (A Development Stage Company) as of March 31, 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (July 9, 2009) to March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Pharmahub Corporation. (A Development Stage Company) as of March 31, 2010 and the results of their operations and cash flows for the period from inception (July 9, 2009) to March 31, 2010 in conformity with accounting principles generally accepted in the United States.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
August 13, 2010

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31, 2010
ASSETS	(Audited)

Current assets
Cash	$372,036
Deposits	276,040
Prepaid expenses	25,785
Other receivable	2,284
Total current assets	676,145

Total assets	$676,145

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued expenses	$16,851
Other current liability	72,862
Total current liabilities	89,713

Total liabilities	89,713

Stockholders' equity
Common stock, $0.0001 par value; 50,000,000
shares authorized,13,574,468 shares issued and outstanding	1,357
Additional paid-in capital	747,074
Stock subscriptions receivable	(28,212)
Deficit accumulated during the development stage	(133,787)
Total stockholders' equity	586,432

Total liabilities and stockholders' equity	$676,145

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(Audited)

For the Period from Inception (July 9, 2009) to March 31, 2010

Revenue	$-

Operating expenses
General and administrative	34,762
Professional fees	99,025
Total operating expense	133,787

Net loss	$(133,787)

Earnings per share - basic
Net loss attributable to common stockholders	$(0.01)
Weighted average shares outstanding basic	12,404,820

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from inception (July 9, 2009) to March 31, 2010
(Audited)

	Common Stock		Subscription		Deficit Accumulated during Development
	Shares	Par	Receivable	APIC	Stage	Total

Balance, July 9, 2009	-	$-	$-	$-	$-	$-

Stock issued for cash	12,000,000	1,200		18,800		20,000
($.00167/share)

Stock issued for cash	120,000	12		188		200
($.00167/share)

Stock issued for services	100,000	10		157		167
($.00167/share)

Stock issued for services	20,000	2		11,998		12,000
($.60/share)

Stock issued for services	50,000	5		29,995		30,000
($.60/share)

Stock issued for service	114,782	11		68,858		68,869
($.60/share)

Stock issued for cash,net of	1,169,686	117	(28,212)	617,078		588,983
offering costs($.60/share)

Net loss					(133,787)	(133,787)
Balance, March 31, 2010	13,574,468	$1,357	$(28,212)	$747,074	$(133,787)	$586,432

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(Audited)

For the Period from inception (July 9, 2009) to March 31, 2010
Cash Flows From Operating Activities:
Net Loss	$(133,787)
Adjustments to reconcile net loss to net cash
used in operating activities:
Shares issued for services	111,036
Changes in operating assets and liabilities:
(Increase) in prepaid expenses and other receivable	(301,825)
(Increase) in other receivable	(2,284)
Increase in accrued expenses	16,851
Increase in other current liability	72,862
Net cash used In operating activities	(237,147)

Cash Flows From Investing Activities:	-

Cash Flows From Financing Activities:
Proceeds from issuance of common stock,
net of offering costs of $84,617	609,183
Net cash provided by financing activities	609,183

Net increase in cash	372,036

Cash at beginning of period	-

Cash at end of period	$372,036

Supplemental disclosure of cash flow
information:

Cash paid for interest	$-
Cash paid for taxes	$-

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Business

China PharmaHub Corp. (the “Company”) was incorporated in the state of Nevada on July 9, 2009.  The Company is engaged in the business of licensing, development and commercialization of pharmaceutical and healthcare products and technologies between Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with initial emphasis in the United States and Europe (with a goal of eventually becoming a global pharmaceutical “HUB”). The Company has selected June 30 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Accounting Codification Standard (“ASC”) 915-10.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At March 31, 2010, cash and cash equivalents amounted to $372,036.

At various times during the period and subsequently, the Company maintained account balances that exceeded federally insured limits of $250,000 per deposit account, and the risk of losses related to such concentrations may be increasing as a result of economic developments.

Earnings (Loss) Per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year.  The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares adjusted for any potentially dilutive debt or equity.  There are no dilutive securities outstanding.

Stock-Based Compensation

The Company has adopted FASB Accounting Standards Codification Topic 718-10, “Compensation- Stock Compensation” (“ASC 718-10”) which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of ASC 718-10, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate.  There is no established trading market for our stock.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies - continued

Income Taxes

The Company utilizes FASB ASC Topic 740, “Income Taxes” (formerly SFAS No. 109), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In September 2009, the Financial Accounting Standards Board (“FASB”) issued guidance related to revenue recognition for multiple element deliverables which eliminates the requirement that all undelivered elements must have objective and reliable evidence of fair value before a company can recognize the portion of the consideration that is attributable to items that already have been delivered. Under the new guidance, the relative selling price method is required to be used in allocating consideration between deliverables and the residual value method will no longer be permitted. This guidance is effective prospectively for revenue arrangements entered into or materially modified in 2011 although early adoption is permitted. A company may elect, but will not be required, to adopt the amendments retrospectively for all prior periods. The Company is currently evaluating this guidance and has not yet determined the impact, if any, that it will have on the financial statements.

In June 2009, the FASB issued ASC 105 (previously SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP")” - a replacement of FASB Statement No. 162), which will become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, “Subsequent Events”), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s financial statements.

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”) , which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. ASC 860 is effective for fiscal years beginning after November 15, 2009.  The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary.  These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach.

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies - continued

Recent Accounting Pronouncements - continued

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update No. 2010-13 (“ASU No. 2010-13”), Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades — a consensus of the FASB Emerging Issues Task Force .  The amendments in ASU No. 2010-13 address the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades.  Topic 718 is amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition.  Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification.

Note 2. Composition of Certain Balance Sheet Items

Current Assets

Current assets consisted of the following:

March 31,
2010
Cash	$372,036
Deposits	276,040
Prepaid expenses	25,785
Other receivable	2,284

Total current assets	$676,145

Included in deposits is $275,250 of prepayment to an agreement for the purchase of 5,000,000 of the controlling shares of World Wide Relics, Inc., a Nevada corporation with an office located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765. (See Note 5)

Prepaid expenses of $25,785 consisted of the prepayment of stock compensation to Scientific Advisory Board (“SAB”) members for consulting services to be rendered over 12 months. (See Note 3)

Other receivable of $2,284 consisted of the advancement of funds for the filing of patents with respect to drug products.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 2. Composition of Certain Balance Sheet Items - continued

Current Liabilities

Current liabilities consisted of the following:

March 31,
2010
Accrued expenses	$16,851
Other current liability	72,862

Total accrued liabilities	$89,713

Included in other current liability is $70,181 of finder’s fee for the 1,169,686 shares of common stock issued in a limited and nonpublic offering on January 5, 2010. Pursuant to an agreement entered into on January 9, 2010, the Company agreed to pay 10% of the gross proceeds received from the sale of its securities to the service provider. The remaining $2,681 of other current liability consisted of the unamortized portion of prepayment of funds for shares to be issued.

Note 3. Stockholders’ Equity

Common Stock Issued for Cash

On August 10, 2009, the Company issued 12,000,000 shares of common stock for cash in the amount of $20,000 ($0.00167 per share).

On November 1, 2009, the Company issued 120,000 shares of common stock for cash in the amount of $200 ($0.00167 per share).

On January 5, 2010, the Company approved a limited and nonpublic offering of up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share at a purchase price of $0.60 per share, to “Accredited Investors” only, pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated thereunder and applicable state securities laws. As of March 31, 2010, the Company has issued a total of 1,169,686 shares of common stock through this offering.  The net proceeds from the offering, after finder’s fee and estimated offering costs totaling $84,617, were approximately $617,195.   Funds of $28,212 for 47,020 shares of common were not received until April 1, 2010.

Common Stock Issued for Services

On September 7, 2009, the Company entered into an agreement for consulting service. As of March 31, 2010, the Company has issued 120,000 shares of common stock for consulting services rendered with a fair value of $12,167 in which 100,000 shares were valued at $167 ($0.00167 per share) and the remaining 20,000 shares were valued at $12,000 ($0.60 per share). Accordingly, these shares were recorded as a charge to professional fees in the statement of operations.

From inception to March 31, 2010, the Company entered into several agreements with Scientific Advisory Board (“SAB”) members for consulting services. The Company issued a total of 50,000 shares of common stock with a fair value of $30,000 ($0.60 per share) which are to be amortized over the 12-month service period as professional fees, of which $4,215 has been amortized (expensed) as of March 31, 2010..

During January 2010, the Company entered into several agreements for services. Pursuant to the terms of the agreements, the Company agreed to issue aggregate of 1,720,000 shares of common stock for cash in the amount of $2,872 ($0.00167 per share) subject to performance of the service condition set forth in the agreements. Cash in the amount of $2,872 was subsequently received and is being amortized over the service period. As of March 31, 2010, the Company has issued 114,782 shares with fair value of $68,869 ($0.60 per share) for services rendered. Accordingly, these shares, less consideration received, were recorded as a charge to professional fees in the statement of operations.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 3. Stockholders’ Equity - continued

Income Taxes

The Company accounts for income taxes under ASC No. 740 (ASC 740), “Accounting for Income Taxes”.  This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $46,825 which is calculated by multiplying a 35% estimated tax rate by the cumulative NOL of $133,787.  The total valuation allowance is a comparable $46,825.  The federal net operating loss may be carried forward through 2029.

Note 4. Exclusive Business Cooperation Agreement

On September 15, 2009, the Company entered into an exclusive business cooperation agreement (the “Exclusive Agreement”) with a pharmaceutical company (the “Exclusive Chinese Partner”) located in the People’s Republic of China (the “PRC”). The Company’s Exclusive Chinese Partner has extensive experience in collaborating with domestic and international medical research institutes, resulting in sixteen new medicines being released in China. Furthermore, the Company believes that due to the Exclusive Chinese Partner’s close relationships with governmental agencies such as the Department of Science and Technology, Department of Public Health, Institute of Materia Medica and Chinese Academy of Medicinal Science, the Company could benefit from its projects obtaining PRC government support. As a result, China PharmaHub, along with its Exclusive Chinese Partner, will initiate, conduct and fund all costs related to preclinical & clinical studies of selected worldwide drug candidates inside China. In addition, the Company is the exclusive partner for worldwide licensing rights with its Exclusive Chinese Partner, excluding China, of any early and late stage State Food and Drug Administration (“SFDA”) preclinical & clinical compounds originating from China.

Note 5. Subsequent Events

From April 1 to June 30, the Company entered into two agreements with SAB members for consulting services and an agreement with a Business Development Advisory Board member for services.  The Company issued a total of 30,000 shares of common stock with a fair value of $18,000 ($0.60 per share), amortized over a 12-month period, as professional fees.

On June 1, 2010, the Company entered into an agreement for services. Pursuant to this agreement, the service provider agreed to provide services for the Company over a four year term in return for compensation of 3,125 shares of the Company’s common stock per month.

On June 7, 2010, the Company entered into an agreement to purchase 5,000,000 shares of World Wide Relics, Inc. (“WWR”), a Nevada corporation with an office located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765 for $275,250.  This purchase represented approximately 77.18% of WWR’s issued and outstanding stock.

On June 15, 2010, the Company entered into an agreement to join efforts with the inventors of certain technology to research, develop, commercialize and market worldwide humanized and human therapeutics which may be developed from the technology and used to treat cancer, Rheumatoid Arthritis and other diseases.  Pursuant to the agreement, the Company and the inventors shall form a new corporation and from time to time other joint ventures to further the mutual goals of the Company and the inventors.

On June 15, 2010, the Company formed Akanas Therapeutics, Inc. in the State of Nevada.  On June 16, 2010, the Company entered into a shareholder’s agreement pursuant to which the Company currently owns 35% of the newly formed corporation.

On June 17, 2010, the Company completed the transaction of purchasing 5,000,000 shares of common stock of World Wide Relics, Inc (“WWR”), representing 77.18% of the total issued and outstanding shares of WWR, effecting a change of control of WWR.  The Company paid $275,250 as the purchase price for the shares, which funds were previously remitted to the Seller in March 2010 as a deposit. The two directors of the Company were appointed as the directors and executive officers of WWR while all of the former directors and officers of WWR resigned simultaneously.

On August 13, 2010, the Company announced that it has closed with respect to a Merger Agreement dated as of July 28, 2010 (the “Agreement”) entered into with WWR.  Pursuant to the terms of the Agreement, all of the property, rights, privileges, powers and franchises of PharmaHub have vested in WWR, all debts, liabilities and duties of PharmaHub have become the debts, liabilities and duties of WWR and the separate existence of PharmaHub has ceased

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
INTRODUCTION TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2010

The accompanying unaudited proforma combined balance sheet  are presented to illustrate the effect of a merger agreement by and between China PharmaHub Corp., a Nevada corporation (“PharmaHub”)  and World Wide Relics, Inc., a Nevada corporation (“WWR”), as of March 31, 2010. The pro forma combined balance sheet as of March 31, 2010 is based upon the historical audited balance sheet of PharmaHub as of March 31, 2010 and unaudited balance sheet of WWR as of March 31, 2010. The pro forma combined balance sheet assumes that the merger was consummated on March 31, 2010.

WWR on August 13, 2010, announced that it has closed a Merger Agreement dated July 28, 2010 (the “Agreement”) entered into with PharmaHub. Prior to the Agreement PharmaHub on June 21, 2010 had closed its purchase of 77.18% of WWR’s issued and outstanding stock, totaling 5,000,000 shares of WWR, from WWR largest shareholder for $275,250, as disclosed in a Form 8-K filed on June 21, 2010. Pursuant to the terms of the Agreement, WWR will issue an aggregate of 15,258,983 shares to the shareholders and service providers of PharmaHub, 13,766,645 of these shares are to be an exchange, on a 1 for 1 basis, shares in PharmaHub for shares in WWR, and 1,492,338 shares will be issued to replace an equal number of shares of common stock of PharmaHub which were being held in escrow as of the date of the Merger with respect to certain PharmaHub services agreements. Upon issuance, these shares will represent more than ninety one (91%) percent of WWR’s issued and outstanding shares of voting capital stock on a fully diluted basis, and therefore the former shareholders of PharmaHub and its service providers will effectively have control of WWR. Pursuant to the terms of the Agreement, all of the property, rights, privileges, powers and franchises of PharmaHub have vested in WWR, all debts, liabilities and duties of PharmaHub have become the debts, liabilities and duties of WWR and the separate existence of PharmaHub will have ceased (the “Merger”).

In connection with the above Merger, WWR cancelled the 5,000,000 shares of WWR common stock purchased by PharmaHub on June 21, 2010.  In addition, E. Todd Owens, WWR’s former Secretary, Principal Accounting Officer and one of its former directors has been assigned all of the assets owned by WWR immediately prior to the execution of the Agreement and has assumed all of the liabilities of WWR immediately prior to the execution of the Agreement.

For accounting purposes, the Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of PharmaHub, with PharmaHub as the acquirer. The shares issued in the transaction are treated as being issued for cash and are shown as outstanding for all periods presented in the same manner as for a stock split. Pro forma information is only presented for the balance sheet, as on the date of the Agreement, WWR for accounting purposes was considered a public shell and accordingly, the transaction was not considered a business combination. In this Pro Forma Combined Balance Sheet, hereafter the reference to PharmaHub, and WWR are referred to as the “Company”, unless specific reference is made to that entity.

The unaudited pro forma combined balance sheet as of March 31, 2010 assumes that the Agreement and Merger were consummated on March 31, 2010. The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position would have been had the Agreement and the Merger occurred as of March 31, 2010, nor is it indicative of future financial position. You should not rely on this information as being indicative of the historical result that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Agreement and Merger are consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The accompanying pro forma combined balance sheet should be read in conjunction with the historical financial statements of PharmaHub, included in this form 8-K and those of WWR as filed with the US Securities and Exchange Commission.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2010

	China PharmaHub Corp.	World Wide Relics, Inc.	Pro Forma Adjustments		Adjusted Pro Forma Amounts
	(audited)	(unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$372,036	$-	$-		$372,036
Deposit	276,040		(275,250)	(1)	790
Prepaid expenses	25,785				25,785
Other receivable, net	2,284				2,284
Total Current Assets	676,145	-	(275,250)		400,895

Total Assets	$676,145	$-	$(275,250)		$400,895

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Account payable	$-	$20,000	$(20,000)	(3)	$-
Accrued expenses	16,851				16,851
Other current liability	72,862				72,862
Total Current Liabilities	89,713	20,000	(20,000)		89,713

Stockholders' Equity
Preferred stock, $.001 par value, 5,000,000 shares authorized,
no shares issued and outstanding		-			-
Common stock, $0001 par value, 50,000,000 shares authorized,
13,574,468 shares issued and outstanding	1,357		(1,357)	(2)	-
Common stock, $.001 par value, 25,000,000 shares authorized,
6,478,559 shares issued and outstanding		6,479	(5,000)	(1)	16,725
			15,246	(2)

Additional paid in capital	747,074	189,205	(485,934)	(1)	456,456
			(13,889)	(2)
			20,000	(3)

Stock subscriptions receivable	(28,212)				(28,212)
Deficit accumulated during the development stage	(133,787)	(215,684)	215,684	(1)	(133,787)
Total Stockholders' Equity	586,432	(20,000)	(255,250)		311,182

Total Liabilities and Stockholders' Equity	$676,145	$-	$(275,250)		$400,895

(1) To account for acquisition of majority shareholders in World Wide Relics, Inc. and to account for reverse acquisition effective on August 13, 2010.
(2) To cancel shares of China PharmaHub Corp. and re-issue shares of World Wide Relics, Inc.; and the issuance of an additional 1,478,559 shares of World Wide Relics, Inc. for services rendered to China PharmaHub, Corp.

(3) To remove liabilities of World Wide Relics, Inc.; assumed by shareholders of Worldwide Relics, Inc. prior to the reverse merger

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

1. Basis for Pro Forma Presentation

The unaudited pro forma combined financial statement of China PharmaHub Corp. and World Wide Relics, Inc. has been prepared on the basis of assumptions relating to the merger agreement by and between China PharmaHub Corp. and World Wide Relics, Inc. and Management's best estimates.

On June 17, 2010, China PharmaHub Corp. (“Purchaser”) closed upon its purchase of  5,000,000 shares of common stock of World Wide Relics, Inc., (“WWR”) owned by E. Todd Owens, representing 77.18% of the total issued and outstanding common stock of WWR and effecting a change in the control of WWR. The purchase price of $275,250 has been paid by the Purchaser.

On July 28, 2010, WWR announced that it has entered into a Merger Agreement (the “Merger Agreement”) with the Purchaser, effective August 13, 2010.  Pursuant to the Merger Agreement, the Purchaser shall merge with and into WWR (the “Merger”) by converting each of the 13,766,645 issued and outstanding shares of common stock of the purchaser into one (1) share of common stock of WWR and an additional 1,492,338 shares of common stock of WWR shall be issued to replace an equal number of shares of common stock of the Purchaser which are being held in escrow as of the date of the Merger Agreement with respect to certain services agreements. Also, upon the closing of the Merger, WWR shall void the 5,000,000 shares purchased by the Purchaser.

2. Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the balance sheet date presented.

The adjustments are as follows:

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the balance sheet date presented.

The adjustments are as follows:

Entry # 1
To account for acquisition of majority shareholders in WWR and to account for reverse acquisition effective on August 13, 2010.

Additional Paid In Capital	485,934
Common stock – WWR	5,000
Deposit		275,250
Deficit accumulated during the development stage (WWR)		215,684

Entry # 2
To cancel shares of PharmaHub and re-issue shares of WWR; and the issuance of an additional 1,478,559 shares of WWR for services rendered to PharmaHub

Common stock - Pharmahub	1,357
Additional paid in capital	13,767
Additional paid in capital	1,479
Additional paid in capital		1,357
Common stock – WWR		13,767
Common stock – WWR		1,479

Entry # 3
To remove liabilities of WWR; assumed by shareholders of WWR prior to the Merger

Accounts payable - PharmaHub	20,000
Additional paid in capital		20,000